Exhibit 10.12

STOCK PURCHASE AND INVESTMENT AGREEMENT

THIS AGREEMENT is made and entered into this 29th day of November, 2007, by and between Rubicon Financial Incorporated, a Delaware corporation (the “Company”) and American International Industries, Inc., a Nevada corporation (the “Purchaser”);

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Purchaser One Million (1,000,000) shares of the Company’s restricted common stock at a per share value of Two Dollars ($2.00); and

WHEREAS, the Purchaser desires to purchase said shares through a combination of cash and restricted shares of the Purchaser’s common stock, and the Seller desires to sell said shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the shares aforementioned, it is hereby agreed as follows:

1.	Subscription.

1.1

The Purchaser, intending to be legally bound hereby, subscribes for One Million (1,000,000) shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a purchase price of $2.00 per Share, on the terms and conditions set forth below. The closing of the transactions contemplated by this Agreement (the “Closing”), shall be held at the offices of the Company, no later than on December 1, 2007, at 10:00 A.M., or such other place, date and time as the parties hereto may otherwise agree.

1.2	At Closing, the Purchaser will deliver payment for the Shares as follows:

(i)	cash or other form of certified funds in the amount of One Million Dollars ($1,000,000); and

(ii)

delivery of Two Hundred Thousand (200,000) shares of fully paid, non-assessable restricted shares of the Purchaser’s common stock. Such shares of the Purchaser’s common stock have been valued at $5.00 per share based upon the trading price of the Purchaser’s common stock on the Nasdaq® Capital Market.

1.3

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND

ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE ARE SPECULATIVE SECURITIES.

1.4

The Purchaser acknowledges that the Company is a holding company with three operating subsidiaries: Rubicon Real Estate and Mortgages, Inc.; Rubicon Financial Insurance Services, Inc.; and Dial-A-Cup, Inc. However, the Company has cash flow deficiencies and anticipates relying on continued equity financing to support its operations. Therefore, there can be no assurances that the Company will ever develop its operations as currently contemplated to a point of generating positive cash flow sufficient to support its operations. The Purchaser acknowledges that an investment in the Shares is extremely speculative and that there is a substantial likelihood that the Purchaser will lose its entire investment.

1.5

The Company is a financial services holding company. Its goal is to become a “Single Source Provider” (SSP) of distinct and diverse financial services, bundled together for client convenience. The Company believes that the economy of efficiencies that is anticipated to exist between the various subsidiaries will increase its bottom line while lowering costs. The Purchaser acknowledges that, even upon the purchase of the Shares, there can be no assurances that the Company will be able to accomplish any of the goals described in its SEC filings. The Purchaser assumes all the obligations and risks of investigating and conducting due diligence on the matters described in the Company’s SEC filings and other information the Company has prepared, including its business plan and confidential private placement memorandum.

1.6

The Company intends to use the net proceeds from the sale of the Shares, after deduction for legal and other miscellaneous costs related to the sale of the Shares, as working capital to accomplish the objectives described in its SEC filings. Purchaser expressly acknowledges that the use of proceeds from this Agreement will be solely at the discretion of management. There can be no assurances that the Company will be able to accomplish any of the objectives described in its SEC filings.

1.7

Purchaser expressly covenants and agrees that it will reasonably regard and preserve as confidential any and all information, including but not limited to trade secrets, marketing and sales information, pertaining to the Company’s business, including, but not limited to the information contained in its SEC filings, confidential private placement memorandum and such other information relating thereto which may be provided, directly or indirectly, to the Purchaser

(“Confidential Information”). Purchaser further covenants that it shall not, without the written authority of the Company, use for Purchaser’s own benefit or purposes or disclose to others, at any time, any such Confidential Information. In the event that Purchaser shall not purchase the Shares on the terms and conditions described in this Agreement, or upon request of the Company, Purchaser shall return to the Company all written information provided to Purchaser by or regarding Company, and shall not retain any copies or record (electronic or otherwise) thereof.

1.8

The authorized capital of the Company is Fifty Million (50,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock. As of September 30, 2007, the Company had issued and outstanding approximately nine million seven hundred twenty-four thousand two hundred seventy-three (9,724,273) shares of Common Stock and no shares of Preferred Stock. Further, the Company had authorized five hundred fourteen thousand seven hundred ninety (514,790) shares of Common Stock for issuance as of September 30, 2007. In addition, the Company intends to issue up to an additional one million (1,000,000) shares of Common Stock through this Agreement and is currently offering up to an additional two million (2,000,000) shares through a confidential private placement memorandum dated October 8, 2007. In addition, the Company has entered into a merger agreement and non-binding letters of intent to acquire several private companies in the financial services industry, which if successful, will result in the issuance of up to two million three hundred fifty thousand (2,350,000) shares of the Company’s Common Stock as of the date of this Agreement. The Purchaser expressly acknowledges the intentions of the Company to issue the shares described herein, additional shares not described herein and understands the dilutive impact of the share issuances on Purchaser’s investment decision being made hereby.

2.         Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:

2.1	Purchaser confirms that it is an “accredited investor” as defined in Rule 501 of the 1933 Act.
2.2	The amount of the securities subscribed for hereunder by the Purchaser, does not exceed ten percent (10%) of the Purchaser’s net worth.

2.3

The Purchaser has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of its business or financial expertise has the capacity to protect its own interest in connection with this transaction.

2.4

The Purchaser is acquiring the securities solely for the Purchaser’s own account for investment purposes as a principal and not with a view to resale or distribution of all or any part thereof. The Purchaser is aware that there are legal and practical limits on the Purchaser’s ability to sell or dispose of the securities, and, therefore, that the Purchaser must bear the economic risk of the investment for an indefinite period of time.

2.5

The Purchaser has adequate means of providing for the Purchaser’s current needs and possible contingencies and has need for only limited liquidity of this investment. The Purchaser’s commitment to liquid investments is reasonable in relation to the Purchaser’s net worth.

2.6

The Purchaser understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are required in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire such securities.

2.7

Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

2.8

The Purchaser has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Agreement, the Company and its business and prospects, and to obtain any additional information which the Purchaser deems necessary to verify the accuracy of the information received.

2.9	The Shares were not offered to the Purchaser through an advertisement in printed media of general and regular circulation, radio or television.

2.10

The Purchaser is not relying on the Company with respect to the tax and other economic considerations relating to this investment. The Purchaser has relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

2.11	The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

3.	Acknowledgments. The Purchaser is aware that:

3.1	The Purchaser recognizes that investment in the Company involves certain risks, including the potential loss by the Purchaser of interest on their investment herein,

and the Purchaser has taken full cognizance of and understands all of the risk factors related to the purchase of the securities. The Purchaser recognizes that the information set forth in this Agreement does not purport to contain all the information, which would be contained in a registration statement under the Securities Act.

3.2	No federal or state agency has passed upon the securities or made any finding or determination as to the fairness of this transaction.

3.3

The securities and any component thereof have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the securities and any component thereof under the Securities Act or unless an exemption from such registration is available. Provided there is a market for the Company’s securities, the securities will not be eligible for sale for a period set forth in and pursuant to the terms of Rule 144 of the Securities Act of 1933, as amended.

3.4

There currently is a limited market for the Company’s Common Stock on the Over-the-Counter Bulletin Board, however, the Company considers its Common Stock to be thinly traded and, as a result, any reported sales prices may not be a true market-based valuation of the Common Stock. The offering price has been established by the Company and is not related to the current market price, asset value, net worth or any other established criteria of value. There can be no assurances that a liquid market for the Company’s Common Stock will ever develop or if developed, be sustained in the future. Consequently, the Purchaser may never be able to liquidate the Purchaser’s investment and the Purchaser may bear the economic risk of the Purchaser’s investment for an indefinite period of time.

3.5	The certificates for the securities will bear the following legend to the effect that:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

3.6	The Company may refuse to register any transfer of the securities not made in accordance with the Securities Act and the rules and regulations promulgated thereunder.

4.         Acceptance of Subscription. The Purchaser hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Purchaser based upon the accuracy of the representations made by the Purchaser herein.

5.         Indemnification. The Purchaser agrees to indemnify and hold harmless the Company as well as the affiliates, officers, directors, partners, attorneys, accountants and affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any allegedly false representation or warranty or breach of or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

6.         Irrevocability. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable and that the Purchaser is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall be binding upon and inure to the benefit of the Purchaser, and the Purchasers respective heirs, executors, administrators., successors, legal representatives and assigns.

7.         Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

8.         Notices. Any notice, demand or other communication which any party hereto may be required or may elect to give anyone interested hereunder shall be sufficiently given if; (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, and addressed, in the case of the Company, to the address given in the preamble hereof, and, if to the Purchaser, to the address set forth hereinafter; or (b) delivered personally at such address.

9.         Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute an agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

10.       Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

11.       Severability. Each provision of this Agreement is intended to be severable from every other provision and the invalidity or illegality of the remainder hereof.

12.       Transferability; Assignability. This Agreement is not transferable or assignable by the Purchaser or the Company.

13.       Applicable Law and Forum. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with the laws of the State of California. The federal and state courts of the State of California shall have sole and exclusive jurisdiction over any dispute arising from this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

SELLER:

Rubicon Financial Incorporated,

a Delaware corporation

By: /s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., CEO

PURCHASER:

American International Industries, Inc.,

a Nevada corporation

By: /s/ Daniel Dror
Daniel Dror, CEO/President